UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2021

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02  Election of Directors.

On April 23, 2021, Joanne Curley, Ph.D. was appointed to serve on the Board of Directors (the “Board”) of VistaGen Therapeutics, Inc. (the “Company”). Dr. Curley was deemed to be an “independent director,” as such term is defined in Listing Rule 5605 of the Nasdaq Stock Market and will also serve as a member of the Board’s Corporate Governance and Nominating Committee. A copy of the press release announcing Dr. Curley’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Dr. Curley, age 52, brings more than 25 years of experience in the development and commercialization of pharmaceutical products, including research and development governance. Dr. Curley currently serves as the Chief Development Officer at Vera Therapeutics, Inc., a position she has held since March 2020. Prior to joining Vera, from June 2005 to March 2020, Dr. Curley held various director-level position with Gilead Sciences, Inc., during which time the anti-viral portfolio grew from four to seventeen commercial products. While at Gilead, Dr. Curley led Project and Portfolio Management with oversight of the development pipeline across four therapeutic areas and was responsible for research and development governance. Before Gilead, Dr. Curley worked as an aerosol formulation scientist and subsequently as a project leader at Nektar Therapeutics. Dr. Curley received a BSc in Physics and Chemistry from Trinity College, Ireland, a Ph.D. in Polymer Science and Engineering from the University of Massachusetts, Amherst and completed a post-doctorate at Massachusetts Institute of Technology and Harvard Medical School, focused on long-acting biodegradable formulations.

There are no arrangements or understandings between Dr. Curley and any other person pursuant to which she was selected as a director, and Dr. Curley is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment to the Board, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Dr. Curley. The Indemnification Agreement requires the Company to indemnify Dr. Curley to the fullest extent permitted under Nevada law against liability that may arise by reason of her service to the Company and to advance certain expenses incurred as a result of any proceeding against her as to which she could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: April 27, 2021	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification Agreement, dated April 26, 2021, by and between VistaGen Therapeutics, Inc. and Joanne Curley, Ph.D.
99.1	Press Release issued by VistaGen Therapeutics, Inc., dated April 27, 2021